UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2013

DEMAND MEDIA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1630 Stewart Street, Suite 120 Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 394-6400

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Credit Agreement
On August 29, 2013, Demand Media, Inc. (the “Company”) replaced its existing revolving credit facility by entering into a Credit Agreement (the “Credit Agreement”), dated as of August 29, 2013, among the Company, as borrower, Silicon Valley Bank, as administrative agent, issuing lender and swingline lender, U.S. Bank National Association, as syndication agent, Silicon Valley Bank and U.S. Bank National Association, as joint arrangers and joint bookrunners, and the lenders party thereto.
The Credit Agreement provides for (i) an up to $100.0 million, five year senior secured term loan facility and (ii) a $125.0 million, five year senior secured revolving loan facility, with the right (subject to certain conditions) to increase such revolving loan facility by up to $25.0 million in the aggregate. The five year term loan facility provides for (i) a $50.0 million term loan that was drawn on the closing date and (ii) one additional term loan in an amount of up to the remaining $50.0 million, which may be drawn at any time after the closing date through December 31, 2013. The five year revolving loan facility provides for borrowings up to the amount of the facility with sublimits of up to (i) $25.0 million to be available for the issuance of letters of credit and (ii) $10.0 million to be available for swingline loans.
Under the Credit Agreement, loans bear interest, at the Company's option, at an annual rate based on LIBOR or a base rate. Loans based on LIBOR shall bear interest at a rate between LIBOR plus 2.00% and LIBOR plus 3.00%, depending on the Company's consolidated leverage ratio. Loans based on base rate shall bear interest at a rate between base rate plus 1.00% and base rate plus 2.00%, depending on the Company's consolidated leverage ratio. The Company is required to pay a commitment fee between 0.20% and 0.40% per annum, depending on the Company's consolidated leverage ratio, on the undrawn portion available under the revolving loan facility and the term loan facility.
The Company's obligations under the Credit Agreement are guaranteed by the Company's material direct and indirect domestic subsidiaries, subject to certain exceptions. The obligations under the Credit Agreement and the guarantees are secured by a lien on substantially all of the tangible and intangible property of the Company and the domestic subsidiaries that are guarantors, and by a pledge of all of the equity interests of the Company's material direct and indirect domestic subsidiaries and 66% of each class of capital stock of any material first-tier foreign subsidiaries, subject to limited exceptions.
The Credit Agreement contains customary affirmative and negative covenants and restrictions typical for a financing of this type that, among other things, require the Company to satisfy certain financial covenants and restrict the Company's and its subsidiaries' ability to incur additional debt, pay dividends and make distributions, make certain investments and acquisitions, repurchase its stock and prepay certain indebtedness, create liens, enter into agreements with affiliates, modify the nature of its business, enter into sale-leaseback transactions, transfer and sell material assets and merge or consolidate. Non-compliance with one or more of the covenants and restrictions could result in the full or partial principal balance of the Credit Agreement becoming immediately due and payable and termination of the commitments.
Subject to certain conditions, including ongoing covenant compliance, minimum liquidity and confirmation of trailing twelve month EBITDA above a specified threshold for the remaining business, the Credit Agreement permits the distribution by the Company to its stockholders of all of the stock of a domestic wholly-owned subsidiary formed to own and operate Company's domain services business in connection with its previously announced spin-off.

Item 1.02	Termination of a Material Definitive Agreement
In connection with entering into the Credit Agreement, the Company used a portion of the proceeds of the loans under the Credit Agreement to pay all outstanding principal, interest and other amounts owing under its existing credit facility and terminated that facility. The terminated facility was a five year $105.0 million senior secured revolving credit facility, which the Company entered into on August 4, 2011 with a syndicate of commercial banks. The agreement for the terminated facility contained customary events of default and certain financial covenants, such as a minimum consolidated fixed charge coverage ratio, a maximum consolidated net senior leverage ratio and a maximum consolidated net total leverage ratio. At the time of termination, a $20.0 million principal balance was outstanding and there were $11.4 million worth of letters of credit outstanding under this facility as of the closing date of the new Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.
On September 3, 2013, the Company issued a press release announcing the Company's entry into the Credit Agreement. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)     Exhibits

Exhibit No.	Description
10.1
Credit Agreement, dated as of August 29, 2013, by and among the Company, the Lenders party thereto, Silicon Valley Bank, as the Issuing Lender and the Swingline Lender, U.S. Bank National Association, as Syndication Agent, Silicon Valley Bank and U.S. Bank National Association, as Joint Arrangers and Joint Bookrunners, and Silicon Valley Bank, as the Administrative Agent

10.2	Guarantee and Collateral Agreement, dated as of August 29, 2013, made by the Company and the other Grantors party thereto in favor of Silicon Valley Bank, as Administrative Agent
99.1	Press Release, dated September 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2013	DEMAND MEDIA, INC.
	By:	/s/ Mel Tang
Mel Tang
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1
Credit Agreement, dated as of August 29, 2013, by and among the Company, the Lenders party thereto, Silicon Valley Bank, as the Issuing Lender and the Swingline Lender, U.S. Bank National Association, as Syndication Agent, Silicon Valley Bank and U.S. Bank National Association, as Joint Arrangers and Joint Bookrunners, and Silicon Valley Bank, as the Administrative Agent

10.2	Guarantee and Collateral Agreement, dated as of August 29, 2013, made by the Company and the other Grantors party thereto in favor of Silicon Valley Bank, as Administrative Agent
99.1	Press Release, dated September 3, 2013